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                                                                    Exhibit 23.2

                         INDEPENDENT AUDITORS' CONSENT

The Board of Directors
Taleo Corporation:

We consent to the inclusion in the registration statement on Form S-1 of Taleo Corporation of our report, dated October 9, 2003, with respect to the balance sheets of White Amber, Inc. as of December 31, 2002 and 2001, and the related statements of operations, stockholders' deficit and cash flows the years then ended, and to the reference to our firm under the heading "Experts" in the registration statement and related prospectus.

                                                  /s/ KPMG LLP

Melville, New York
March 31, 2004